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                                                              EXHIBIT 23.2

                     CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 17, 1997, with respect to the financial statements of the Engineering Division of Smith Technology Corporation included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-48853) and related Prospectus of ATC Group Services, Inc. for registration of $100,000,000 of 12% Senior Subordinated Notes due 2008.

                                          /s/ Ernst & Young LLP

Philadelphia, PA

June 4, 1998